Exhibit 99.1

HighPeak Energy, Inc. Announces Second Quarter 2024 Financial and Operating Results

Fort Worth, Texas, August 5, 2024 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the quarter and the six months ended June 30, 2024, and provided updated 2024 guidance.

Highlights

Second Quarter 2024

●	Sales volumes averaged 48,531 barrels of crude oil equivalent per day (“Boe/d”), consisting of 89% liquids (crude oil and NGL), representing a 15% increase over the second quarter 2023.

●	Lease operating expenses were $6.79 per Boe compared with $8.39 per Boe in the second quarter 2023.

●

Net income was $29.7 million, or $0.21 per diluted share, and EBITDAX (a non-GAAP financial measure defined and reconciled below) was $215.8 million, or $1.51 per diluted share. Adjusted net income (a non-GAAP financial measure defined and reconciled below) was $39.4 million, or $0.28 per diluted share.

●	Generated free cash flow (a non-GAAP financial measure defined and reconciled below) of $13.4 million, which marks the fourth consecutive quarter of positive free cash flow.

●

The Company reduced long-term debt by $30 million, paid a quarterly dividend of $0.04 per share and continued to execute its share buyback plan by repurchasing over 413,000 shares during the second quarter.

Recent Events

●	Increased 2024 average production guidance by over 4% to a range of 45,000 to 49,000 Boe/d, up from 43,000 to 47,000 Boe/d.

●	Reduced 2024 lease operating expense guidance range to $6.50 to $7.50 per Boe, down from $7.50 to $8.50 per Boe, a reduction of 12.5% at the midpoint.

●	On August 5, 2024, the Company’s Board of Directors declared a quarterly dividend of $0.04 per common share outstanding payable in September 2024.

Statement from HighPeak Chairman and CEO, Jack Hightower:

HighPeak continued its steadfast commitment to its core values – operating with discipline, strengthening the balance sheet and remaining focused on maximizing value for its shareholders. Our operations team continues to find ways to optimize productivity and efficiency, and combined with our continued strong well performance, we have experienced a meaningful uptick in production – with current volumes averaging over 52,000 Boe per day thus far in the third quarter. In addition, we have been able to drive lease operating costs lower than expected, leading to updating our 2024 development outlook in both areas.

Through our four years as a public company, we have assembled and continue to add to a great acreage position. We have 137 thousand acres consisting of undrilled inventory of over 2,600 locations of which more than 1,100 provide a minimum 10% return at $50 per barrel. We then focused on quickly growing our production to a material level of scale while delineating a deep inventory of highly economic locations. In the last year, we transitioned to a measured degree of growth while optimizing our field-wide operations and developing life-of-field infrastructure to sustain efficient and cost-effective operations moving forward. As we follow the natural progression of realizing value for our shareholders, we will continue to strive for excellence in all areas. The scarcity of remaining economic locations amidst the current market consolidation trend reinforces our belief that we are sitting in a prime position to maximize the value of our assets. Our strategic process is progressing nicely, and we remain very excited about what the future holds for HighPeak.

Updated 2024 Development Outlook

	Original			Updated
Production (Boe/d)
● Average production rate	43,000	–	47,000	45,000	–	49,000
Unit Measures ($/Boe)
● Lease Operating Expenses	$7.50	-	$8.50	$6.50	-	$7.50
Capex ($MM)
● Total Capital Expenditures	$500	-	$585	$540	-	$580

Second Quarter 2024 Operational Update

HighPeak’s sales volumes during the second quarter of 2024 averaged 48,531 Boe/d, a 15% increase over second quarter of 2023. Second quarter sales volumes consisted of approximately 89% liquids (crude oil and NGL).

The Company ran two drilling rigs and one frac crew during the second quarter, drilled 13 gross (13.0 net) horizontal wells and completed 25 gross (18.6 net) producing horizontal wells and 1 gross (1.0 net) salt-water disposal well. At June 30, 2024, the Company had 22 gross (18.5 net) horizontal wells in various stages of drilling and completion.

HighPeak President, Michael Hollis, commented, “The HighPeak team beat expectations again and because of their laser-focus on optimization and cost controls, we are able to raise production and lower operating cost guidance. As we mentioned last quarter, our capex burn-rate is first half weighted. This can be seen in the number of second quarter turn-in-lines and additional infrastructure projects located in our extension areas. We have tightened the capex range and expect to exit the year within our original budget.”

Mr. Hollis continued, “Contributing to this beat and raise for production, the recent outperformance of our wells to the east and on our newly added northern acreage further strengthens our already robust depth of inventory. The scarcity of sub $50 per barrel breakeven inventory in the lower 48, puts HighPeak Energy in a lucrative position with the current consolidation happening across the industry.”

Second Quarter 2024 Financial Results

HighPeak reported net income of $29.7 million for the second quarter of 2024, or $0.21 per diluted share, and adjusted net income of $39.4 million, or $0.28 per diluted share. The Company reported EBITDAX of $215.8 million, or $1.51 per diluted share.

Second quarter average realized prices were $81.39 per barrel (“$/Bbl”) of crude oil, $20.32 per barrel of NGL and $0.13 per Mcf of natural gas, resulting in an overall realized price of $62.33 per Boe, or 77.3% of the weighted average of NYMEX crude oil prices, excluding the effects of derivatives. HighPeak’s cash costs for the third quarter were $12.25 per Boe, including lease operating expenses of $6.79 per Boe, workover expenses of $0.63 per Boe, production and ad valorem taxes of $3.76 per Boe and G&A expenses of $1.07 per Boe. The Company’s cash margin was $50.07 per Boe, or 80.3% of the overall realized price per Boe for the quarter, excluding the effects of derivatives.

HighPeak’s second quarter 2024 capital expenditures to drill, complete, equip, provide facilities and for infrastructure were $164.0 million.

Dividends

During the second quarter of 2024, HighPeak’s Board of Directors approved a quarterly dividend of $0.04 per share, or $5.0 million in dividends paid to stockholders during the quarter. In addition, in August 2024, the Company’s Board of Directors declared a quarterly dividend of $0.04 per share, or approximately $5.0 million in dividends, to be paid on September 25, 2024 to stockholders of record on September 3, 2024.

Conference Call

HighPeak will host a conference call and webcast on Tuesday, August 6, 2024, at 10:00 a.m. Central Time for investors and analysts to discuss its results for the second quarter of 2024. Conference call participants may register for the call here. Access to the live audio-only webcast and replay of the earnings release conference call may be found here. A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Quarterly Report on Form 10-Q may be found on its website at www.highpeakenergy.com.

Conference Participation

HighPeak Energy will participate virtually in the upcoming Seaport Research Partners Annual Summer Investor Conference on August 20th-21st, 2024. HighPeak will also participate in-person in the upcoming Pickering Energy Partners Annual Energy Conference in Austin, Texas, on September 17th-18th, 2024.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate” or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. (“HighPeak Energy,” the “Company” or the “Successor”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control. For example, the Company’s review of strategic alternatives may not result in a sale of the Company, a recommendation that a transaction occur or result in a completed transaction, and any transaction that occurs may not increase shareholder value, in each case as a result of such risks and uncertainties.

These risks and uncertainties include, among other things, the results of the strategic review being undertaken by the Company’s Board and the interest of prospective counterparties, the Company’s ability to realize the results contemplated by its 2024 guidance, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. Reserves estimates included herein may not be indicative of the level of reserves or PV-10 value of oil and natural gas production in the future. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact HighPeak’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Use of Projections

The financial, operational, industry and market projections, estimates and targets in this press release and in the Company’s guidance (including production, operating expenses and capital expenditures in future periods) are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial, operational, industry and market projections, estimates and targets, including assumptions, risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” above. These projections are speculative by their nature and, accordingly, are subject to significant risk of not being actually realized by the Company. Projected results of the Company for 2024 are particularly speculative and subject to change. Actual results may vary materially from the current projections, including for reasons beyond the Company’s control. The projections are based on current expectations and available information as of the date of this release. The Company undertakes no duty to publicly update these projections except as required by law.

Drilling Locations

The Company has estimated its drilling locations based on well spacing assumptions and upon the evaluation of its drilling results and those of other operators in its area, combined with its interpretation of available geologic and engineering data. The drilling locations actually drilled on the Company’s properties will depend on the availability of capital, regulatory approvals, commodity prices, costs, actual drilling results and other factors. Any drilling activities conducted on these identified locations may not be successful and may not result in additional proved reserves. Further, to the extent the drilling locations are associated with acreage that expires, the Company would lose its right to develop the related locations.

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Balance Sheet Data

(In thousands)

	June 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$157,911	$194,515
Accounts receivable	87,561	94,589
Inventory	7,817	7,254
Prepaid expenses	3,073	995
Derivative instruments	2,278	31,480
Total current assets	258,640	328,833
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	3,654,399	3,338,107
Unproved properties	75,690	72,715
Accumulated depletion, depreciation and amortization	(942,594)	(684,179)
Total crude oil and natural gas properties, net	2,787,495	2,726,643
Other property and equipment, net	3,518	3,572
Derivative instruments	227	16,059
Other noncurrent assets	6,577	5,684
Total assets	$3,056,457	$3,080,791

Current liabilities:
Current portion of long-term debt, net	$120,000	$120,000
Accrued capital expenditures	48,905	39,231
Accounts payable - trade	40,452	63,583
Revenues and royalties payable	27,860	29,724
Other accrued liabilities	22,490	19,613
Derivative instruments	12,599	13,054
Advances from joint interest owners	5,308	262
Accrued interest	825	1,398
Operating leases	422	528
Total current liabilities	278,861	287,393
Noncurrent liabilities:
Long-term debt, net	979,266	1,030,299
Deferred income taxes	213,038	197,068
Asset retirement obligations	13,911	13,245
Derivatives	775	65
Operating leases	165	—
Commitments and contingencies

Stockholders' equity
Common stock	13	13
Additional paid-in capital	1,182,302	1,189,424
Retained earnings	388,126	363,284
Total stockholders' equity	1,570,441	1,552,721
Total liabilities and stockholders' equity	$3,056,457	$3,080,791

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating revenues:
Crude oil sales	$274,590	$236,390	$556,959	$452,086
NGL and natural gas sales	676	4,370	6,071	12,468
Total operating revenues	275,266	240,760	563,030	464,554
Operating costs and expenses:
Crude oil and natural gas production	32,798	34,934	63,069	67,876
Production and ad valorem taxes	16,596	13,259	30,998	25,556
Exploration and abandonments	167	480	665	2,644
Depletion, depreciation and amortization	127,693	93,011	258,543	174,142
Accretion of discount	242	120	481	238
General and administrative	4,735	2,516	9,420	5,018
Stock-based compensation	3,775	3,984	7,573	8,038
Total operating costs and expenses	186,006	148,304	370,749	283,512
Other expense	2,000	7,502	2,001	7,502
Income from operations	87,260	84,954	190,280	173,540
Interest income	2,400	163	4,792	193
Interest expense	(42,991)	(39,284)	(86,625)	(66,256)
Derivative loss, net	(2,702)	(4,363)	(55,745)	(1,243)
Income before income taxes	43,967	41,470	52,702	106,234
Income tax expense	14,250	9,644	16,547	24,151
Net income	$29,717	$31,826	$36,155	$82,083

Earnings per share:
Basic net income	$0.21	$0.26	$0.26	$0.67
Diluted net income	$0.21	$0.25	$0.25	$0.64

Weighted average shares outstanding:
Basic	125,341	111,227	125,341	111,227
Diluted	129,248	115,978	129,265	117,127

Dividends declared per share	$0.04	$0.025	$0.08	$0.05

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$37,435	$82,083
Adjustments to reconcile net income to net cash provided by operations:
Provision for deferred income taxes	14,690	24,151
Loss on derivative instruments	55,745	1,244
Cash paid on settlement of derivative instruments	(10,456)	(7,261)
Amortization of debt issuance costs	4,119	5,704
Amortization of original issue discounts on long-term debt	4,906	8,627
Stock-based compensation expense	7,573	8,038
Accretion expense	481	238
Depletion, depreciation and amortization expense	258,543	174,142
Exploration and abandonment expense	229	2,186
Changes in operating assets and liabilities:
Accounts receivable	7,038	(4,378)
Prepaid expenses, inventory and other assets	(2,900)	3,941
Accounts payable, accrued liabilities and other current liabilities	(3,633)	64,961
Net cash provided by operating activities	373,770	363,676
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(311,897)	(678,968)
Changes in working capital associated with crude oil and natural gas property additions	(5,226)	74,736
Acquisitions of crude oil and natural gas properties	(7,415)	(7,789)
Proceeds from sales of properties	48	—
Deposit and other costs related to pending acquisitions	—	(397)
Other property additions	(122)	(103)
Net cash used in investing activities	(324,612)	(612,521)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments under Term Loan Credit Agreement	(60,000)	—
Repurchased shares under buyback program	(14,551)	—
Dividends paid	(10,086)	(5,554)
Dividend equivalents paid	(1,068)	(569)
Debt issuance costs	(58)	(1,399)
Proceeds from exercises of warrants	1	1,728
Borrowings under Prior Credit Agreement	—	255,000
Proceeds from exercises of stock options	—	148
Stock offering costs	—	(748)
Net cash (used in) provided by financing activities	(85,762)	248,606
Net decrease in cash and cash equivalents	(36,604)	(239)
Cash and cash equivalents, beginning of period	194,515	30,504
Cash and cash equivalents, end of period	$157,911	$30,265

HighPeak Energy, Inc.

Unaudited Summary Operating Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Average Daily Sales Volumes:
Crude oil (Bbls)	37,073	35,483	38,516	33,506
NGLs (Bbls)	6,018	3,681	5,583	3,482
Natural gas (Mcf)	32,640	18,256	30,187	16,444
Total (Boe)	48,531	42,207	49,130	39,728

Average Realized Prices (excluding effects of derivatives):
Crude oil per Bbl	$81.39	$73.21	$79.45	$74.55
NGL per Bbl	$20.32	$20.77	$22.45	$23.71
Natural gas per Mcf	$0.13	$0.70	$0.68	$1.37
Total per Boe	$62.33	$62.68	$62.97	$64.60

Margin Data ($ per Boe):
Average price	$62.33	$62.68	$62.97	$64.60
Lease operating expenses	(6.79)	(8.39)	(6.54)	(8.48)
Expense workovers	(0.63)	(0.71)	(0.51)	(0.96)
Production and ad valorem taxes	(3.76)	(3.45)	(3.47)	(3.55)
	$51.15	$50.13	$52.45	$51.61

HighPeak Energy, Inc.

Unaudited Earnings Per Share Details

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income as reported	$29,717	$31,826	$36,155	$82,083
Participating basic earnings	(2,860)	(2,942)	(3,466)	(7,590)
Basic earnings attributable to common shareholders	26,857	28,884	32,689	74,493
Reallocation of participating earnings	36	46	37	123
Diluted net income attributable to common shareholders	$26,893	$28,930	$32,726	$74,616

Basic weighted average shares outstanding	125,341	111,227	125,341	111,227
Dilutive warrants and unvested stock options	1,753	2,592	1,770	3,741
Dilutive unvested restricted stock	2,154	2,159	2,154	2,159
Diluted weighted average shares outstanding	129,248	115,978	129,265	117,127

Net income per share attributable to common shareholders:
Basic	$0.21	$0.26	$0.26	$0.67
Diluted	$0.21	$0.25	$0.25	$0.64

HighPeak Energy, Inc.

Unaudited Reconciliation of Net Income to EBITDAX, Discretionary Cash Flow and Net Cash Provided by Operations

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$29,717	$31,826	$36,155	$82,083
Interest expense	42,991	39,284	86,625	66,256
Interest income	(2,400)	(163)	(4,792)	(193)
Income tax expense	14,250	9,644	16,547	24,151
Depletion, depreciation and amortization	127,693	93,011	258,543	174,142
Accretion of discount	242	120	481	238
Exploration and abandonment expense	167	480	665	2,644
Stock based compensation	3,775	3,984	7,573	8,038
Derivative related noncash activity	(2,606)	(703)	45,289	(6,017)
Other expense	2,000	7,502	2,001	7,502
EBITDAX	215,829	184,985	449,087	358,844
Cash interest expense	(38,472)	(31,911)	(77,600)	(51,925)
Other (a)	220	(7,583)	1,778	(7,767)
Discretionary cash flow	177,577	145,491	373,265	299,152
Changes in operating assets and liabilities	24,754	28,179	505	64,524
Net cash provided by operating activities	$202,331	$173,670	$373,770	$363,676

(a)	includes interest and other income net of current tax expense, other expense and operating portion of exploration and abandonment expenses.

HighPeak Energy, Inc.

Unaudited Reconciliation of Net Income to Adjusted Net Income

(in thousands, except per share data)

	Three Months Ended June 30, 2024		Six Months Ended June 30, 2024
	Amounts	Amounts per Diluted Share	Amounts	Amounts per Diluted Share
Net income	$29,717	$0.21	$36,155	$0.25
Derivative loss, net	2,702	0.02	55,745	0.39
Stock-based compensation	3,775	0.03	7,573	0.05
Other expense	2,000	0.01	2,001	0.01
Deferred tax asset revision	2,999	0.02	2,999	0.02
Income tax adjustment for above items *	(1,780)	(0.01)	(13,717)	(0.10)
Adjusted net income	$39,413	$0.28	$90,756	$0.64

* Assuming a 21% tax rate, excluding the deferred tax asset revision item

HighPeak Energy, Inc.

Unaudited Cash Margin Reconciliation

(in thousands, except per Boe data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Crude oil, NGL and natural gas sales revenue	$275,266	$240,760	$563,030	$464,554
Less: Lease operating expenses	(29,998)	(32,226)	(58,509)	(60,946)
Less: Workover expenses	(2,800)	(2,708)	(4,560)	(6,930)
Less: Production and ad valorem taxes	(16,596)	(13,259)	(30,998)	(25,556)
Less: General and administrative expenses	(4,735)	(2,516)	(9,420)	(5,018)
Cash Margin	$221,137	$190,051	$459,543	$366,104
Divide by: Sales volumes (MBoe)	4,416.4	3,840.8	8,941.7	7,190.8
Cash Margin per Boe, excluding effects of derivatives	$50.07	$49.48	$51.39	$50.91

Cash Margin	$221,137	$190,051	$459,543	$366,104
General and administrative expenses	$4,735	$2,516	$9,420	$5,018
Cash Operating Margin	$225,872	$192,567	$468,963	$371,122
Divide by: Sales volumes (MBoe)	4,416.4	3,840.8	8,941.7	7,190.8
Cash Operating Margin per Boe, excluding effects of derivatives	$51.14	$50.14	$52.45	$51.61

HighPeak Energy, Inc.

Unaudited Free Cash Flow Reconciliation

(in thousands)

	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024

Net cash provided by operating activities	$202,331	$373,770
Changes in operating assets and liabilities	(24,754)	(505)
Discretionary cash flow	177,577	373,265
Less: Additions to crude oil and natural gas properties (excluding acquisitions)	(164,199)	(311,897)
Free cash flow	$13,378	$61,368

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.